           JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES EXHIBIT 11.1
          STATEMENT RE: COMPUTATION OF NET (LOSS) EARNINGS PER SHARE
           YEARS ENDED AUGUST 27, 1994 AND AUGUST 31, 1993 AND 1992
                     (in thousands, except per share data)



                                                        1994                         1993                        1992
                                                        ----                         ----                        ----
                                                              Fully                          Fully                       Fully
                                              Primary        Diluted       Primary          Diluted      Primary        Diluted
                                             -----------    ----------    ----------       ---------    ----------     -----------
Adjusted net (loss) earnings:
   Net (loss) earnings                         ($14,617)     ($14,617)         $506             $506        $2,175         $2,175
   Interest adjustments                               -             -     (1)    44    (1)       426 (1)       121  (1)       224
                                             -----------    ----------    ----------       ---------    ----------     -----------

Adjusted net (loss) earnings                   ($14,617)     ($14,617)         $550             $932        $2,296         $2,399
                                             ===========    ==========    ==========       =========    ==========     ===========



Weighted average common and
   common equivalent shares outstanding:

   Weighted average common shares outstanding     5,701         5,701         5,078            5,078         3,927          3,927

   Weighted average common equivalents                -             -     (1)   935    (1)     1,555 (1)       678  (1)       835
                                             -----------    ----------    ----------       ---------    ----------     -----------

Weighted average common and
   common equivalent shares outstanding           5,701         5,701         6,013            6,633         4,605          4,762
                                             ===========    ==========    ==========       =========    ==========     ===========



Net (loss) earnings per common and
    common equivalent shares                     ($2.56)       ($2.56)        $0.09            $0.14         $0.50          $0.50
                                             ===========    ==========    ==========       =========    ==========     ===========
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(1)   Calculated based on modified treasury stock method.